UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2025, Leslie’s, Inc. (the “Company”) filed a certificate of amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-20 (the “Reverse Stock Split”) and proportionately decrease the number of authorized shares of the Company’s common stock, which became effective upon filing (the “Effective Time”). The Company’s common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) as of the open of trading on September 29, 2025 under the existing ticker symbol “LESL”. The Company’s common stock is now represented by a new CUSIP number, 527064 208.

As of the Effective Time, each 20 shares of the Company’s common stock outstanding immediately prior to the Effective Time was combined and reclassified, automatically and without any action on the part of the Company or its shareholders, into one share of common stock, reducing the total number of issued and outstanding shares of the Company’s common stock to approximately 9,289,790, and the number of authorized shares of the Company’s common stock was correspondingly reduced to 50,000,000. The par value per share of the Company’s common stock did not change.

No fractional shares of common stock were issued as a result of the Reverse Stock Split. As soon as practicable after the Effective Time, the Company’s transfer agent will aggregate all fractional shares of common stock that would otherwise have been issuable as a result of the Reverse Stock Split and sell them at the then prevailing prices on the open market on behalf of those shareholders who would otherwise be entitled to receive such fractional shares. After the completion of such sale, shareholders who otherwise would be entitled to receive fractional shares will instead receive their respective pro rata share of the total proceeds of such sale.

In addition, effective as of the Effective Time and as a result of the Reverse Stock Split, proportionate adjustments have been or will be made in accordance with the terms of the Company’s 2020 Omnibus Incentive Plan (the “Incentive Plan”), with respect to the number of shares of common stock issuable under outstanding stock options, restricted stock units and performance units, and any other equity-based awards, the per-share exercise or purchase price and any applicable stock price-based performance metrics (if any) with respect to such awards, and the number of shares of common stock reserved for future issuance under the Incentive Plan.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation, effective as of September 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie's, Inc.

Date:	September 29, 2025	By:	/s/ Benjamin Lindquist
Benjamin Lindquist Senior Vice President, General Counsel & Corporate Secretatry